UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2012

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(610) 337-7000

                                     Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 12, 2012, AmeriGas Partners, L.P. (the “Partnership”) annouced that its wholly owned subsidiaries, AmeriGas Finance Corp. and AmeriGas Finance LLC (the “Issuers”), issued $1.55 billion aggregate principal amount of senior notes consisting of $550,000,000 aggregate principal amount of notes due 2020 (the “2020 notes”) and $1,000,000,000 aggregate principal amount of notes due 2022 ( the “2022 notes” together with the 2020 notes, the “notes”) in an underwritten public offering. The notes were issued pursuant to an indenture, dated as of January 12, 2012 (the “Base Indenture”), among the Issuers, the Partnership, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of January 12, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The 2020 notes bear interest at the rate of 6.75% per annum and the 2022 notes bear interest at the rate of 7.00% per annum. Interest will be paid semiannually on May 20 and November 20 of each year, commencing on May 20, 2012. The 2020 notes will mature on May 20, 2020 and the 2022 notes will mature on May 20, 2022. The notes are senior unsecured joint and several obligations of the Issuers and will be fully and unconditionally guaranteed by the Partnership (the “guarantees”). The notes and guarantees will rank pari passu with all of the Issuers’ and the Partnership’s existing and future senior debt. The notes and guarantees are structurally subordinated to all of the existing and future debt of the Partnership’s subsidiaries.

The Issuers may redeem some or all of the 2020 notes at any time on or after May 20, 2016 and the 2022 notes at any time on or after May 20, 2017 at the prices specified in the Indenture. The Issuers may also redeem up to 35% of the notes on or prior to May 20, 2015 with the proceeds from a registered public equity offering at 106.750% of the aggregate principal amount thereof with respect to the 2020 notes and 107.000% of the aggregate principal amount thereof with respect to the 2022 notes, in each case, plus accrued and unpaid interest to the applicable redemption date. In the event the Partnership or AmeriGas Propane, L.P. experiences specific kinds of changes in control, the Issuers must offer to repurchase the notes at a price equal to 101% of the principal amount plus accrued and unpaid interest. The Issuers and the Partnership are subject to a number of financial and other covenants under the Indenture.

The Partnership is filing the executed Base Indenture as Exhibit 4.1 and the executed Supplemental Indenture as Exhibit 4.2 to this Form 8-K. A form of the Base Indenture was filed with the Securities and Exchange Commission on January 4, 2012 as Exhibit 4.1 to the automatic shelf registration statement on Form S-3ASR (Registration Nos. 333-178879, 333-178879-01, 333-178879-02). The Supplemental Indenture and the Base Indenture are incorporated herein by reference. The descriptions of the terms of the Indenture in this Item 8.01 are qualified in their entirety by reference to such Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Indenture, dated as of January 12, 2012, among AmeriGas Finance Corp., AmeriGas Finance LLC, AmeriGas Partners, L.P., as guarantor, and U.S. Bank National Association, as trustee.

4.2 First Supplemental Indenture, dated as of January 12, 2012, among AmeriGas Finance Corp., AmeriGas Finance LLC, AmeriGas Partners, L.P., as guarantor, and U.S. Bank National Association, as trustee.

5.1 Opinion of Morgan, Lewis & Bockius LLP.

23.1 Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

January 12, 2012	By:	AmeriGas Propane, Inc., its general partner

/s/ Margaret M. Calabrese
Name: Margaret M. Calabrese
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of January 12, 2012, among AmeriGas Finance Corp., AmeriGas Finance LLC, AmeriGas Partners, L.P., as guarantor, and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of January 12, 2012, among AmeriGas Finance Corp., AmeriGas Finance LLC, AmeriGas Partners, L.P., as guarantor, and U.S. Bank National Association, as trustee.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).